Exhibit 99.1

Allbritton Communications Company Announces Changes To The Terms Of The Tender Offer For Any And All Of Its Outstanding 8% Senior Notes Due May 15, 2018

ARLINGTON, Va., June 27, 2014 /PRNewswire/ — Allbritton Communications Company (“ACC”) announced today that it has made changes to the terms of its previously announced tender offer (the “Tender Offer”) for any and all of its outstanding 8% Senior Notes due May 15, 2018 (the “Notes”).

The Tender Offer is being made on the terms and subject to the conditions set forth in the Offer to Purchase dated June 13, 2014 (the “Offer to Purchase”), and the related Letter of Transmittal (“Letter of Transmittal”). Upon the terms and subject to the conditions described in the Offer to Purchase and Letter of Transmittal and the amended terms of the Tender Offer set forth herein, ACC is offering to purchase for cash any and all of the Notes.

ACC has amended the terms of the Tender Offer to provide that all valid tenders of Notes, regardless of whether they occur prior to or after the previously announced Early Tender Date of June 26, 2014, will be eligible to receive the Total Consideration of $1,046.67 for each $1,000 in principal amount of Notes, thereby eliminating the separate $10.00 Early Tender Payment. Therefore, holders validly tendering their Notes at or before the Expiration Date of 12:00 midnight, New York City time, on July 11, 2014, unless such date and time are extended or the Tender Offer is earlier terminated by ACC in its sole discretion, will be eligible to receive the Total Consideration set forth above.

The amendments described above shall be deemed to amend the applicable provisions of the Offer to Purchase and the Letter of Transmittal and do not affect the previously announced withdrawal deadlines for tenders of the Notes. Except as described herein, the terms of the Tender Offer remain unchanged.

ACC has engaged Deutsche Bank Securities Inc. (“Deutsche Bank Securities”) as the Dealer Manager for the Tender Offer. Persons with questions regarding the Tender Offer should contact Deutsche Bank Securities at (855) 287-1922 (Toll-Free) or (212) 250-7527 (Collect).

The complete terms and conditions of the Tender Offer are described in the Offer to Purchase and related Letter of Transmittal, copies of which may be obtained from D.F. King & Co., Inc. (“D.F. King”), the Information Agent and Tender Agent for the Tender Offer, by contacting D.F. King at (800) 967-4604 (Toll-Free) or (212) 269-5550 (Collect).

This press release is not an offer to sell any securities and it is not soliciting an offer to buy any securities. ACC has neither obtained any commitments to purchase, nor entered into any agreements, to sell any securities. ACC cannot assure you that the satisfaction of the conditions to the purchase of the Notes set forth in the Offer to Purchase will be satisfied.

About ACC

ACC is an Arlington, Virginia-based communications company that owns and operates through subsidiaries and affiliates, seven ABC Network stations serving approximately 5% of total U.S. viewers. Also included is the 24-hour, local news service in Washington-Virginia-Maryland, NewsChannel 8. Owned by the Allbritton family since 1976, ACC has been in the forefront of industry change including cable news, digital conversion and multiplatform programming.

Forward-Looking Statements

Certain statements contained in this news release constitute “forward-looking statements.” These forward-looking statements represent ACC’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of ACC’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, ACC does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.

CONTACT: Stephen P. Gibson, 703-647-8700